Exhibit 11

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Voyageur Funds, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "ADDITIONAL INFORMATION" in Part B of the Registration Statement.

                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

Minneapolis, Minnesota
February 28, 1997